 Exhibit 5.1

March 8, 2017

Enumeral Biomedical Holdings, Inc.

200 CambridgePark Drive, Suite 2000

Cambridge, MA 02140

RE:	Enumeral Biomedical Holdings, Inc.
Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special counsel to Enumeral Biomedical Holdings, Inc., a Delaware corporation (the “Company”) in connection with its Registration Statement on Form S-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), regarding the resale of up to 133,699,598 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

The Registration Statement, including the prospectus which forms a part of the Registration Statement, and as may be supplemented from time to time by one or more prospectus supplements (each, a “Prospectus Supplement”), provides for the registration by the Company of: (i) 110,945,108 shares of Common Stock (the “Shares”); and (ii) 22,754,490 shares of Common Stock (the “Warrant Shares”) issuable upon exercise of common stock purchase warrants (the “Warrants”).

In connection with this opinion letter, we have examined and relied upon the originals, or copies certified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions set forth herein. Insofar as this opinion letter relates to factual matters, we have assumed, without independent investigation that the statements of the Company contained in the Registration Statement are true and correct as to all factual matters stated therein.

In rendering the opinions herein set forth, we have assumed the genuineness and authenticity of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

We have also assumed that with respect to our opinion as to the Warrant Shares below, that, at the time of issuance and sale, the Company has authorized and reserved and made available for issuance a sufficient number of shares of Common Stock.

We express our opinions solely with respect to the federal laws of the United States and the Delaware General Corporation Law. We base our opinion on these laws as in effect on the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed in the Registration Statement or any Prospectus Supplement or of any subsequent changes in applicable law. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

On the basis of the foregoing and in reliance thereon, and subject to the other qualifications set forth in this opinion letter, we are of the opinion that: (1) the Shares have been duly authorized and are legally issued, fully paid and non-assessable; and (2) that the Warrant Shares have been duly authorized, and, upon their issuance and delivery against payment therefor in accordance with the terms of the respective Warrants, will be legally issued, fully paid and non-assessable.

 We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of this firm’s name therein and in the related prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Sincerely,

/s/ Duane Morris LLP